Exhibit 5.1
OPINION OF PRYOR CASHMAN LLP
September 19, 2007
Nastech Pharmaceutical Company Inc.
3830 Monte Villa Parkway
Bothell, Washington 98021
Ladies and Gentlemen:
       We are acting as counsel to Nastech Pharmaceutical Company Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the Company of up to 300,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.006 per share, to be issued under the Company’s 2007 Employee Stock Purchase Plan (the “Stock Purchase Plan”).
       We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed that the purchase price paid to the Company per Company Share upon issuance will be at least equal to the par value of each Company Share.
       Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Company Shares have been duly authorized and, when the Registration Statement relating to the Company Shares has become effective under the Act, and upon the issuance and sale in accordance with the Stock Purchase Plan and in the manner contemplated by the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable.
       We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Delaware General Corporation Law and the laws of the United States of America.
       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely,
/s/ PRYOR CASHMAN LLP

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